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                                                                    Exhibit 99.1

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                                 OPENTV CORP.
                           ANNUAL MEETING OF MEMBERS
                              ____________, 2000
     The undersigned member(s) of OpenTV Corp., a British Virgin Islands corporation, hereby acknowledge(s) receipt of the Notice of Annual Meeting of Members and Joint Proxy Statement/Prospectus, each dated _________, 2000, and hereby appoints Jan Steenkamp and Randall S. Livingston, and each of them acting singly, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Members of OpenTV Corp. to be held ____________, 2000, at 9:00 a.m., Pacific Time, at the OpenTV offices located at 401 East Middlefield Road, Mountain View, CA 94043, and at any adjournment or adjournments thereof, and to vote all shares of ordinary shares of OpenTV Corp. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and, in their discretion, upon any other matters which may properly come before the Annual Meeting or any adjournment thereof. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.

 WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN
    BY THE UNDERSIGNED MEMBER.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE
        VOTED "FOR" EACH OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

    THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

 PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

             CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

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  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES FOR DIRECTOR
                   LISTED BELOW AND FOR PROPOSALS 1, 3 AND 4


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
                                                                                            FOR        AGAINST        ABSTAIN
1.  To approve the issuance of OpenTV Class A Ordinary Shares in the                    -----------   -----------   -----------
    merger of Sonnet Acquisition Corp., a wholly-owned subsidiary of                    -----------   -----------   -----------
    OpenTV, with and into Spyglass, Inc., as contemplated by the
    Agreement and Plan of Merger and Reorganization dated as of March 26,
    2000, among OpenTV, Sonnet Acquisition Corp. and Spyglass, Inc.
    OpenTV will issue .7236 of its Class A Ordinary Shares in exchange for each outstanding share of Spyglass common stock.


                                                                                            FOR                   AGAINST
                                                                                   all of the nominees       all of the nominees
                                                                                 listed below (except as        listed below
                                                                                      indicated)
2.  To elect the directors of OpenTV to serve until the next annual meeting.
                                                                                ------------------------   -----------------------
                                                                                ------------------------   -----------------------

    If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

Nominees:  Jacobus D. T. Stofberg
           Jan Steenkamp
           Randall S. Livingston
           Jacobus P. Bekker
           Craig L. Enenstein
           Paul Haggerty
           William Raduchel
           Allan M. Rosenzweig
           Stephen F. Ward


                                                                                            FOR         AGAINST       ABSTAIN
3.  To ratify the appointment of PricewaterhouseCoopers LLP as independent              -----------   -----------   -----------
    auditors for OpenTV for the fiscal year ending December 31, 2000.                   -----------   -----------   -----------


                                                                                            FOR         AGAINST       ABSTAIN
4.  To approve an amendment to the 1999 Share Option/Share Issuance Plan to             ----------    ----------    ----------
    increase the number of shares of Class A Ordinary Shares reserved for               ----------    ----------    ----------
    issuance thereunder from 7,200,000 shares to 8,980,000 shares.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW   [_]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF NO
DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE
ABOVE PERSONS AND PROPOSALS.  IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE
PERSONS NAMED IN THIS PROXY WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THEIR DISCRETION.

_______________________________________________________                      _______________________________________________________
Signature(s) of Stockholder(s)                                                  Signature(s) of Stockholder(s)

Dated________________________________                                           Dated________________________________

Address Change:______________________

_____________________________________

_____________________________________

PLEASE SIGN exactly as your name appears hereon.                                Please return your completed proxy to:
Joint owners should each sign. Executors,                                                Annual Meeting of Members
administrators, trustees, etc., should so indicate when                                  OpenTV Corp.
signing. If signer is a corporation, please sign full                                    401 East Middlefield Road
name by duly authorized officer.                                                         Mountain View, CA 94043
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